UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David H. Kirske, Vice President and Chief Financial Officer of Helix BioMedix, Inc. (the “Company”), submitted his resignation from the Company effective June 23, 2008. In connection therewith and in consideration of a release by Mr. Kirske of the Company and its affiliates and contingent on the expiration of the revocation period thereunder, the Compensation Committee of the Board of Directors of the Company has authorized payments to Mr. Kirske following his resignation in an aggregate amount equal to six months of Mr. Kirske’s current base salary, payable in accordance with the Company’s customary payroll schedule, together with an aggregate $17,500 cash payment. In addition, the Compensation Committee has approved an extension of the exercise period for Mr. Kirske’s vested options under the Company’s 2000 Stock Option Plan for a period of three years following his resignation.

R. Stephen Beatty, the Company’s President and Chief Executive Officer, will serve as the Company’s interim Chief Financial Officer pending the appointment of a permanent replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: June 27, 2008	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer